UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2012

CLEARWIRE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-34196	56-2408571
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1475 120th Avenue Northeast, Bellevue, WA	98005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 216-7600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On September 27, 2012, Clearwire Corporation (“Clearwire” or “we”) entered into an underwriting agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC (the “Underwriter”), TWC Wireless Holdings I LLC (“TWC I”), TWC Wireless Holdings II LLC (“TWC II”) and TWC Wireless Holdings III LLC (together with TWC I and TWC II, the “Selling Stockholders”). On October 3, 2012, under the terms and subject to the conditions contained in the Underwriting Agreement, the Selling Stockholders sold to the Underwriter all of the Selling Stockholders’ 46,404,782 shares of our Class A Common Stock, $0.0001 par value per share (“Class A Common Stock”). The Underwriting Agreement contains customary representations, warranties and covenants and includes the terms and conditions for the sale of the Class A Common Stock by the Selling Stockholders to the Underwriter, indemnification and contribution obligations and other terms and conditions customary in agreements of this type.
The Selling Stockholders are wholly-owned subsidiaries of Time Warner Cable Inc. and Time Warner Cable LLC. On September 13, 2012, the Selling Stockholders exchanged their aggregate 46,404,782 shares of our Class B Common Stock, $0.0001 par value per share (“Class B Common Stock”), together with the related Clearwire Communications LLC Class B Common Units (“Class B Common Units”), into an equal number of shares of our Class A Common Stock. Following the sale by the Selling Stockholders of the Class A Common Stock, the Selling Stockholders do not own any shares of our Class A Common Stock or Class B Common Stock, nor do they own any Class B Common Units.
We will not receive any proceeds from the sale of our Class A Common Stock by the Selling Stockholders.
Prior to the sale by the Selling Stockholders of their Class A Common Stock, affiliates of Comcast Corporation, affiliates of Time Warner Cable Inc. and affiliates of Bright House Networks, LLC (collectively, the “Strategic Investor Group”) had the right as a group to nominate two directors of Clearwire and the Strategic Investor Group with Intel had the right as a group to nominate one director of Clearwire to pursuant to the Equityholders’ Agreement, dated November 28, 2008, and amended on December 8, 2010, among Clearwire and certain of our stockholders (the “Equityholders’ Agreement”).
Following the sale by the Selling Stockholders of their Class A Common Stock as described above, the Strategic Investor Group has the right as a group to nominate one director of Clearwire pursuant to the Equityholders’ Agreement. At this time, we do not expect to enact any changes to the composition of our Board of Directors or any of its committees.
As of October 2, 2012, the number of shares of Class A Common Stock outstanding was 682,759,360 and the number of shares of Class B Common Stock outstanding was 782,207,122.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARWIRE CORPORATION

Dated: October 3, 2012	By:	/s/ Hope F. Cochran
Hope F. Cochran
Chief Financial Officer